UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13, 2009

AVIZA TECHNOLOGY, INC.

(Exact name of registrant as specified in charter)

Delaware	000-51642	20-1979646
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 Kings Village Road, Scotts Valley, CA 95066
(Address of principal executive offices) (Zip Code)

831-438-2100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On August 13, 2009, Aviza Technology, Inc., a Delaware corporation (“ATI”), and certain of its subsidiaries, Aviza, Inc., a Delaware corporation (“AI”), Trikon Technologies, Inc., a Delaware corporation (“TTI”), Aviza Technology Limited, a company organized under the laws of England and Wales (“ATL”), and Aviza Technology International, Inc., a Delaware corporation (together with ATI, AI, TTI and ATL, the “Aviza Parties”), entered into an Asset Purchase Agreement (the “Agreement”) with Sumitomo Precision Products Co., Ltd., a company organized under the laws of Japan (“SPP”), pursuant to which the Aviza Parties have agreed to sell to SPP substantially all of the assets of the Aviza Parties and certain of the Aviza Parties’ subsidiaries related to their system, service, parts, spares and upgrade businesses for batch thermal products and technologies, atmospheric-pressure chemical vapor deposition (“APCVD”) products and technologies, physical vapor deposition (“PVD”) products and technologies, chemical vapor deposition (“CVD”) products and technologies, and plasma etch (“Etch”) products and technologies, as well as their service, parts, spares and upgrade business for atomic layer deposition (“ALD”) products and technologies (collectively, the “Assets”).  ATI’s headquarters and batch systems manufacturing facilities in Scotts Valley, California and the property on which they are located are not being sold to SPP pursuant to the terms of the Agreement.

Upon the terms and subject to the conditions of the Agreement, as consideration for the Assets, SPP has agreed to (i) pay to the Aviza Parties approximately $15 million in cash at closing, subject to certain adjustments; (ii) issue to the Aviza Parties a recourse promissory note with an aggregate principal amount of $10 million that will bear interest at the prime rate, will mature 18 months after the closing date, will be secured by the purchased accounts receivable and inventory and certain purchased intellectual property, will be subject to mandatory monthly prepayments of principal to the extent that SPP’s collection of accounts receivable and sales of inventory securing the note, subject to certain adjustments, exceed $10 million, and will be guaranteed by SPP; (iii) issue to the Aviza Parties a non-recourse promissory note with an aggregate principal amount that will be finalized after the closing date but which Aviza currently expects to be approximately $31.5 million that will not bear interest, will mature 18 months after the closing date, will be secured by the purchased accounts receivable and inventory, will be subject to mandatory monthly prepayments of principal to the extent that SPP’s collection of accounts receivable and sales of inventory securing the note, as adjusted, exceed $20 million, and will provide that on the maturity date, SPP will have the option of either repaying the outstanding principal amount of the non-recourse note in full or returning any remaining uncollected accounts receivable and unsold inventory to the Aviza Parties; and (iv) assume certain liabilities of the Aviza Parties and their subsidiaries, including the lease for ATL’s facility in South Wales and approximately $5 million of operating liabilities (collectively, and together with the sale of Assets described above, the “Asset Purchase”).

The obligations of the Aviza Parties and SPP to complete the Asset Purchase are subject to a number of customary closing conditions, including, among others, conditions relating to (i) execution and delivery of specified ancillary agreements, including subsidiary purchase agreements with certain subsidiaries of the Aviza Parties; (ii) obtaining certain third-party consents; (iii) the accuracy of the representations and warranties and compliance with the covenants set forth in the Agreement, each in all material respects; and (iv) the absence of a material adverse effect with respect to the businesses to be acquired by SPP since the date of the Agreement. The Agreement and the closing of the Asset Purchase are also subject to the approval of the United States Bankruptcy Court.

The Asset Purchase will be conducted pursuant to the provisions of Section 363 of the United States Bankruptcy Code and will be subject to proposed bidding procedures and receipt of a higher and better bid at auction (the “Auction”). The bid procedures order will provide that SPP is the “stalking horse” bidder for the Assets of the Aviza Parties at the Auction. The Agreement calls for the Aviza Parties to reimburse certain specified expenses of SPP incurred by SPP in connection with the Agreement and the Asset Purchase, in an amount not to exceed $1,000,000, under certain circumstances, including the consummation of an acquisition of the Assets by another bidder.

The foregoing description of the Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

The Agreement, which has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Aviza Parties or SPP, contains certain customary representations and warranties of each of the Aviza Parties and SPP. The assertions embodied in those representations and warranties were made for purposes of the Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Agreement, including information contained in confidential disclosure schedules that the Aviza Parties delivered to SPP in connection with the execution of the Agreement. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, since they were only made as of a specific date and are modified in important part by the underlying disclosure schedules. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to stockholders, or may have been used for purposes of allocating risk between the respective parties rather than establishing matters of fact. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Aviza Parties’ public disclosures.

This document contains forward-looking statements.  These forward-looking statements are based on ATI’s management’s current expectations and beliefs and involve numerous risks and uncertainties that could cause actual results to differ materially from expectations, including the risk that the Aviza Parties may fail to consummate the transactions contemplated by the Agreement.  Investors and security holders should not rely upon these forward-looking statements as predictions of future events because ATI cannot assure that the events or circumstances reflected in these statements will be achieved or will occur.  These forward-looking statements include, but are not limited to, the Aviza Parties’ current expectation about the aggregate principal amount of the non-recourse note and all statements containing the words “believes,” “expects,” “may,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates” or “anticipates” or the negative of these words and phrases or other variations of these words and phrases or comparable terminology.  Many factors could cause actual results to differ materially from those projected in these forward-looking statements.  The Aviza Parties assume no obligation to update forward-looking statements.

Certain risks and uncertainties related to the Chapter 11 process include risks that (i) these bankruptcy proceedings could harm the Aviza Parties’ business, results of operations, financial condition and relationships with their employees, customers and suppliers; (ii) the Aviza Parties may not be able to obtain court orders on desired terms, including their ability to use available cash to meet essential ongoing obligations; (iii) the Aviza Parties may not have sufficient cash to fund their operations and may not be able to obtain additional financing on desired terms or court approvals required for such financing, if any, that may be available; (iv) a court having jurisdiction over the Aviza Parties’ operations may issue orders or otherwise act or omit to act in a manner that harms their operations; (v) the Aviza Parties may not timely obtain the requisite approvals of affected creditors or the bankruptcy court for their intended restructuring plan, leading to the liquidation of their assets; and (vi) ATI’s common stock will likely have no future value and may be cancelled in connection with the bankruptcy proceeding.

Item 8.01.	Other Events.

On August 13, 2009, ATI issued a press release announcing that it had entered into the Agreement.  A copy of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number

2.1
Asset Purchase Agreement dated as of August 13, 2009 by and among Aviza Technology, Inc., Aviza, Inc., Trikon Technologies, Inc., certain other Seller Parties defined therein and Sumitomo Precision Products Co., Ltd.

99.1	Press Release dated August 13, 2009.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 17, 2009	AVIZA TECHNOLOGY, INC.

	By:	/s/ Patrick C. O’Connor
Patrick C. O’Connor
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number

2.1
Asset Purchase Agreement dated as of August 13, 2009 by and among Aviza Technology, Inc., Aviza, Inc., Trikon Technologies, Inc., certain other Seller Parties defined therein and Sumitomo Precision Products Co., Ltd.

99.1	Press Release dated August 13, 2009.